                                                                    EXHIBIT 99.1

                                                               No.:
                                                Outstanding Shares:
                                                                    ------------


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISSAQUAH BANCSHARES, INC. FOR THE SPECIAL MEETING ON MAY 24, 2004


The undersigned hereby names Edward N. Roberts and Robert M. Ittes, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of Issaquah Bancshares, Inc. to be held on May 24, 2004 at 6:00 p.m., and any adjournments thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark your vote as in this example. [X]    Check only one box for each
                                                 proposal.


-------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE
                            PROPOSALS LISTED BELOW.
-------------------------------------------------------------------------------


1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 11, 2004, BY AND AMONG ISSAQUAH BANCSHARES, INC., ISSAQUAH BANK, CASCADE FINANCIAL CORPORATION, AND CASCADE BANK.


                  FOR               AGAINST             ABSTAIN
                  [ ]                 [ ]                 [ ]

2. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

SIGNATURE                                 DATE
          -----------------------------       ---------------------------------

SIGNATURE                                 DATE
          -----------------------------       ---------------------------------


NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.